UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 23, 2004

Mercury Air Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7134	11-1800515

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5456 McConnell Avenue, Los Angeles, California		90066

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(310) 827-2737

Not Applicable

(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
Number
99.1	Press Release of Mercury Air Group, Inc., dated July 26, 2004.

Item 9. Regulation FD Disclosure.

     On July 26, 2004, Mercury Air Group, Inc. (the “Company”) issued a press release announcing that as a result of the recently completed successful recapitalization of the Company in connection with the sale of Mercury Air Centers, Inc. for cash consideration of approximately $76,350,000, Dr. Philip J. Fagan, Jr., M.D. announced his retirement as a Director and Chairman of the Company’s Board of Directors. Pursuant to the terms of Dr. Fagan’s contract with the Company, $1,680,000 in termination benefits were paid to Dr. Fagan. The press release is incorporated herein to this Form 8-K by reference and a copy of this press release is attached hereto as Exhibit 99.1.

     The information contained in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCURY AIR GROUP, INC.

(Registrant)

Date July 26, 2004	/s/ Robert Schlax

(Signature)
Robert Schlax
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release of Mercury Air Group, Inc., dated July 26, 2004